EIGHTH AMENDMENT TO
JOINT VENTURE AGREEMENT

THIS EIGHTH AMENDMENT TO JOINT VENTURE AGREEMENT (the “Eighth Amendment”), dated as of March 6, 2007, by and between SEMO Milling, LLC, a Missouri limited liability company (“SEMO”), and Ethanex Energy North America, Inc., a Delaware corporation (“Ethanex”).

RECITALS

WHEREAS, Ethanex and SEMO signed a non-binding letter of intent dated July 3, 2006, as subsequently amended, regarding the establishment of a joint venture company to develop, commercialize and exploit certain technology of SEMO in connection with the production, distribution and sale of ethanol and ethanol-related products and corn and corn-based products from SEMO’s Cape Girardeau, Missouri facility;

WHEREAS, Ethanex and SEMO entered into a Joint Venture Agreement dated August 4, 2006, as subsequently amended (the “JV Agreement”), for the formation, organization, management and operation of a joint venture company known as Ethanex at SEMO Port, LLC; and

WHEREAS, Ethanex and SEMO desire to further amend the JV Agreement as set forth in this Eighth Amendment.

NOW, THEREFORE, in consideration of the above Recitals, which are incorporated herein by reference, and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ethanex and SEMO agree as follows:

1.  Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the JV Agreement.

2.  Amendments to Joint Venture Agreement. Ethanex and SEMO agree and confirm that the JV Agreement shall be amended as follows:

(a)  Section 1.9, Definitions and Interpretation, “Effective Date”, of the JV Agreement is hereby deleted in its entirety and the revised Section 1.9, Definitions and Interpretation, “Effective Date”, shall read in full as follows:

“Effective Date” means March 23, 2007.

3.  Effectiveness. The Parties agree that this Eighth Amendment shall be given retroactive effect to February 28, 2007, as if this Eighth Amendment had been signed by the Parties on such date.

4.  Effect. The Parties acknowledge and agree that, except as amended herein, the JV Agreement is in full force and effect and is hereby ratified and confirmed.

5.  Governing Law. The validity, performance, construction and effect of this Amendment shall be governed by the laws of the state of Missouri, without regard to conflict of law principles.

6.  Counterparts. This Eighth Amendment (i) may be executed by facsimile signatures and in several counterparts, and each counterpart when so executed and delivered shall constitute an original of this Eighth Amendment, and all such separate counterparts shall constitute but one and the same Eighth Amendment and (ii) embodies the entire agreement and understanding between the parties with respect to the subject matter hereon and supersedes all prior agreements, consents and understandings related to such subject matter.

IN WITNESS WHEREOF, this Eighth Amendment to Joint Venture Agreement has been executed as of the date first set forth above.

SEMO: SEMO MILLING, LLC, a Missouri limited liability company By: /s/ Kenneth E. DeLine Name: Kenneth E. DeLine Title: Manager

ETHANEX: ETHANEX ENERGY NORTH AMERICA, INC., a Delaware corporation By: /s/ Bryan J. Sherbacow Name: Bryan J. Sherbacow Title: President & CEO